UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549


                                FORM 8-K/A


                             CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(D) OF
                   THE SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported):
                             November 19, 2002


                        PRECOM TECHNOLOGY, INC.

         (Exact Name of Registrant as Specified in Its Charter)



          Florida                000-31507                   65-0693481

(State or Other Jurisdiction  (Commission File No.)       (IRS Employer
of Incorporation)                                   Identification No.)



2255 Glades Road, Suite 324A, Boca Raton, FL.                    33431

(Address of Principal Executive Offices)                     (Zip Code)


561-988-2610

(Registrant's Telephone Number, Including Area Code)



ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On October 8, 2002 the Company announced that it entered into a Share Exchange Agreement with International Financial Concierge Services, Inc. (IFCS), a Florida based financial planning and services company. The transaction was initially reported on a Current Report on Form 8-K (the "8-K") dated October 23, 2002. By this Current Report on Form 8-K/A, the Company is updating the 8-K to report that the parties have amended the Share Exchange Agreement, attached as Exhibit 2.1 to the 8-K, by replacing the 6,250,000 shares of Series B Preferred Stock to be issued by the Company with 3,125,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into two shares of the Company's Common Stock, par value $.001 ("Common Stock"). In addition, the Series A Preferred Stock has the same voting rights as holders of Common Stock but on the basis of two votes for each share of Series A Preferred Stock.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

(a)  Financial Statements of Business Acquired.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after October 8, 2002.

(b)  Pro Forma Financial Information.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by this Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after October 8, 2002.

(c)  Exhibits.

     2.1     Amendment to Share Exchange Agreement


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precom Technology, Inc.
Dated: November 19, 2002


__/s/_Robert Hipple___
Name: Robert Hipple
Title: President